
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Fund 7 financial statements for the six months ending June 30, 1996 and is qualified in its entirety by reference to such finanial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       1,428,873
<SECURITIES>                                         0
<RECEIVABLES>                                  221,381<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               397,619
<PP&E>                                      28,652,678<F2>
<DEPRECIATION>                            (13,500,174)<F3>
<TOTAL-ASSETS>                              17,200,377
<CURRENT-LIABILITIES>                          758,074
<BONDS>                                     12,655,009<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,787,294<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,200,377
<SALES>                                              0
<TOTAL-REVENUES>                             2,326,730<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,716,858<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             553,688
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    56,184<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables included in "prepaid expenses and other assets"
    on the balance sheet.
<F2>Includes apartment complexes of $18,698,219, retail center of $9,667,165 deferred expenses of $287,294.
<F3>Accumulated depreciation of $13,426,730 and accumulated amortization of deferred expenses of $73,444.
<F4>Represents mortgage notes payable.
<F5>Total deficit of general partners of ($241,182) and equity of limited partners $4,028,476.
<F6>Represents total revenue of the Partnership.
<F7>Includes operating expenses of $856,863, real estate taxes of $222,556, and depreciation and amortization of $637,439.
<F8>Net income allocated $1,123 to the general partners and $55,061 to the limited partners. Average net income per unit of limited parnter interest is $2.38 on 27,184 units outstanding.

